EXHIBIT 23.1



                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34006) of OnSPAN Networking, Inc. and the related prospectus of our audit report dated October 30, 2001 with respect to the consolidated balance sheet at September 30, 2001 and consolidated statements of operations, shareholders' equity and cash flows of OnSPAN Networking, Inc. and its subsidiary in the form 10-KSB-A for the year ended September 30, 2001.


                                   /s/ Daszkal Bolton Manela Devlin & Co., CPAs

Boca Raton, Florida
January 11, 2002